Exhibit 10.3

WARRANT AGREEMENT

Dated as of

May 9, 2012

between

SAVIENT PHARMACEUTICALS, INC.

and

U.S. BANK NATIONAL ASSOCIATION, as Warrant Agent

-i-

SCHEDULE I	-	Initial Holders

EXHIBIT A	-	Form of Warrant Certificate
EXHIBIT B	-	Form of Transfer Certificate
EXHIBIT C	-	Form of Certification
EXHIBIT D	-	Form of Unit Certificate

-ii-

WARRANT AGREEMENT, dated as of May 9, 2012 (this “Agreement”), between SAVIENT PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and U.S. Bank National Association, as warrant agent (the “Warrant Agent”).

RECITALS

WHEREAS, it is a condition to the several obligations of each of the financial institutions listed on Schedule I hereto (each, an “Initial Holder” and collectively, the “Initial Holders”) under each Initial Holder’s respective Exchange and Purchase Agreement, dated as of the date hereof, between the Company and such Initial Holder (each, an “Exchange and Purchase Agreement” and collectively, the “Exchange and Purchase Agreements”), that the Company execute and deliver this Warrant Agreement and issue the Warrants (as defined below); and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act in connection with the issuance of Warrant Certificates (as defined below) and other matters as provided herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINED TERMS

SECTION 1.1. Definitions.

All terms defined in the Exchange and Purchase Agreement shall have such defined meanings when used herein or in any Exhibit hereto unless otherwise defined herein or therein. As used in this Agreement, the following terms shall have the following meanings:

“Approved Stock Plan” means any employee benefit plan which has been or is after the date hereof approved by the Board, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

“Board” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Capital Stock” shall have the meaning set forth in the Exchange and Purchase Agreement.

“Cashless Exercise Ratio” means a fraction, (a) the numerator of which is the excess of (i) the Current Market Value per share of Common Stock on the date of exercise over (ii) the Exercise Price per share on the date of exercise and (b) the denominator of which is the Current Market Value per share of the Common Stock on the date of exercise.

“Certificated Warrant” means a permanent certificated Warrant in registered form in substantially the form set forth in Exhibit A (but excluding any legends, schedules or references applicable to Global Warrants) that is issued, including as part of the Units and pursuant to Section 2.5(b) in exchange for interests in any Global Warrant, and which shall include the Certificated Warrant Legend.

“Closing Date” has the meaning ascribed such term in the Exchange and Purchase Agreement.

“Common Stock” means the common stock, $0.01 par value per share, of the Company.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

“Depositary” means, with respect to the Warrants issuable or issued in whole or in part in global form, DTC, as the Depositary with respect to the Warrants, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange and Purchase” has the meaning ascribed such term in the Exchange and Purchase Agreement.

“Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) upon exercise of the Warrants; (iii) in connection with any stock split, stock dividend, recapitalization or similar transaction by the Company for which adjustment is made in accordance with this Agreement; (iii) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the Issuance Date, provided that the economic terms of such Options or Convertible Securities are not amended, modified or changed on or after the Issuance Date; (iv) in connection with bona fide, strategic transactions, stock acquisitions, mergers, asset acquisitions, joint ventures or similar transactions approved by the Board occurring after the Issuance Date in each case with third parties and otherwise on an arm’s-length basis; provided, that, the purpose of such issuance is not to raise capital; or (v) pursuant to a bona fide firm commitment underwritten public offering which generates gross proceeds to the Company equal to or in excess of $50,000,000 (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the 1933 Act and “equity lines”).

“Expiration Date” means May 9, 2022.

“Fair Market Value” means, as of any date of determination, the per share price that a willing buyer would pay to a willing seller for the Common Stock, in an arm’s-length transaction, with neither party being under any immediate obligation or need to consummate the transaction, it being understood that the buyer and seller, in arriving at such price, would each consider, among other factors customarily considered by valuation professionals, the past and prospective earnings of the Company, comparable stock market valuations, and the absence or existence of liquidity for the Common Stock (but assuming no control premium).

“Global Warrant Legend” means the legend set forth in Exhibit A hereto, which is required to be placed on all Global Warrants issued under this Agreement.

“Holder” means the duly registered holder of a Warrant under the terms of this Warrant Agreement.

“Indenture” means the indenture among the Company, each of the guarantors named therein and U.S. Bank, National Association, as trustee and as collateral agent under which the Securities are to be issued.

“Issuance Date” means, as to any Warrant, the date on which such Warrant is issued in accordance with Section 3.1 hereof.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, Senior Vice President or the Treasurer of the Company.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Rule 144” means Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation hereinafter adopted by the SEC.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation hereinafter adopted by the SEC.

“SEC” means the Securities and Exchange Commission (or any successor thereto).

“Securities” shall have the meaning ascribed such term in the Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Separation Date” means the date that is 180 days from the Issuance Date.

“Trading Day” means any day on which trading in equity securities is generally conducted on the principal Trading Market on which the Common Stock is then listed or included.

“Trading Market” means the American Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market, The New York Stock Exchange, Inc. and the OTC Bulletin Board.

“Transfer Restricted Securities” means the Warrants and the Warrant Shares which may be issued to Holders upon exercise of the Warrants, whether or not such exercise has been effected. Each such security shall cease to be a Transfer Restricted Security when the legend set forth in Section 2.6 hereof is, or may be, removed pursuant to Section 2.5(c)(iv) hereof.

“Unit” shall have the meaning ascribed such term in the Unit Legend.

“Warrant” means a warrant to purchase one (1) share of Common Stock. The Warrants to be issued on each Issuance Date shall be evidenced by Warrant Certificates.

“Warrant Certificates” means the certificates evidencing the Warrants to be delivered pursuant to this Agreement, substantially in the form of Exhibit A hereto.

“Warrant Shares” means the shares of Common Stock to be issued and received, or issued and received, as the case may be, upon exercise of the Warrants.

SECTION 1.2. Other Definitions.

Term	Defined in Section
“Agreement”	Preamble
“Applicable Price”	4.1
“Cashless Exercise”	3.5
“Certificate Register”	2.4
“Combination”	4.3
“Company”	Preamble
“Current Market Value”	4.4
“Dilutive Rate”	4.1
“DTC”	2.4
“Election Notice”	3.5
“Exchange and Purchase Agreement”	Recitals
“Exercise Date”	3.5
“Exercise Price”	3.2
“Exercise Rate”	4.1
“Global Warrant”	4.1
“Initial Holder”	Preamble
“New Issuance Price”	4.1
“Time of Determination”	4.4
“Transfer Agent”	3.5
“Unit Legend”	2.6(c)
“Warrant Agent”	Preamble
“Warrant Countersignature Order”	2.3
“Warrant Registrar”	2.4

SECTION 1.3. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to the Exchange and Purchase Agreement or any other agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement, (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE 2

WARRANT CERTIFICATES

SECTION 2.1. Issuance and Dating. The Warrant Certificates will be issued in registered form as definitive Warrant Certificates, substantially in the form of Exhibit A hereto (subject to Section 4.9 hereof), which is hereby incorporated in and expressly made a part of this Agreement. Except for Warrant Certificates delivered pursuant to Section 2.5 hereof, the Warrant Certificates shall bear the legend(s) required by Section 2.6 hereof. Each Warrant shall be dated the date of its execution by the Company. The terms of the Warrants set forth in Exhibit A are part of the terms of this Agreement. The Warrants issued as part of the Units and offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Warrant in registered form and shall constitute an integral part of the Unit and shall be appended to the Unit certificate deposited with the Depositary (as part of the Unit), substantially in the form set forth in Exhibit A, duly executed by the Company and by the Warrant Agent as hereinafter provided and shall bear the Private Placement Legend, the Global Warrant Legend and the Unit Legend.

SECTION 2.2. Global Warrants. Warrants issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Warrant Legend thereon and the “Schedule of Exchanges of Interests in the Global Warrant” attached thereto). Warrants issued in definitive form shall be substantially in the form of Exhibit A (each, a “Global Warrant”) attached hereto (but without the Global Warrant Legend thereon and without the “Schedule of Exchanges of Interests in the Global Warrant” attached thereto). Each Global Warrant shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the number of outstanding Warrants from time to time endorsed thereon and that the number of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and exercises. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the number of outstanding Warrants represented thereby shall be made by the Warrant Agent as required by Section 2.5 hereof.

SECTION 2.3. Execution and Countersignature. The Warrants to be issued pursuant to this Agreement shall be executed on behalf of the Company by manual or facsimile signature by one Officer. The Warrant Certificates shall be delivered in accordance with Section 2.1 hereof.

A Warrant shall not be valid until countersigned by the manual signature of the Warrant Agent. The signature shall be conclusive evidence that the Warrant has been properly issued under this Agreement. The Warrant Agent shall, upon a written order of the Company signed by one Officer (a “Warrant Countersignature Order”), countersign Warrants for original issue up to the number stated in the preamble hereto.

The Warrant Agent may appoint an agent acceptable to the Company to countersign Warrants. Such an agent may countersign Warrants whenever the Warrant Agent may do so. Each reference in this Agreement to a countersignature by the Warrant Agent includes a countersignature by such agent. Such an agent has the same rights as the Warrant Agent to deal with Holders, the Company or an affiliate of the Company.

SECTION 2.4. Certificate Register; Appointment of Depositary, Warrant Registrar and Warrant Agent. The Company shall maintain an office or agency where an entity (the “Warrant Registrar”) shall keep a register (the “Certificate Register”) of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective Holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates. The Company and the Warrant Agent may deem and treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

The Company initially appoints the Depository Trust Company (the “DTC”) to act as Depositary with respect to the Global Warrants.

The Company hereby appoints the Warrant Agent to act as the Warrant Registrar and to act as Warrant Agent for the Company in accordance with the instructions set forth in this Agreement and the Warrant Agent hereby accepts such appointments.

The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list to it of the names and addresses of all Holders. If the Warrant Agent is not the Warrant Registrar, the Company shall promptly furnish to the Warrant Agent at such times as the Warrant Agent may request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require and the names and addresses of the Holders.

SECTION 2.5. Transfer and Exchange.

(a) A Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Warrants will be exchanged by the Company for Certificated Warrants if (i) the Company delivers to the Warrant Agent notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or (ii) the Company in its sole discretion determines that the Global Warrants (in whole but not in part) should be exchanged for Certificated Warrants and delivers a written notice to such effect to the Warrant Agent. Upon the occurrence of any of the preceding events in (i) or (ii) above, Certificated Warrants shall be issued in such names as the Depositary shall instruct the Warrant Agent. Global Warrants also may be exchanged or replaced, in whole or in part, as provided in Section 2.7 hereof.

Warrants held beneficially through interests in Global Warrants may not be exercised unless such interests are exchanged for Certificated Warrants as provided for in Section 2.5(b).

A Global Warrant may not be exchanged for another Warrant other than as provided in this Section 2.5, provided, however, beneficial interests in a Global Warrant may be transferred and exchanged as provided in this Section 2.5.

(b) When Warrants are presented to the Company with a request to register the transfer of such Warrants or to exchange such Warrants for an equal number of Warrants of other authorized denominations, the Company shall register the transfer or make the exchange; provided, however, that the Warrant Certificates representing such Warrants surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and to the Warrant Agent, duly executed by the Holder thereof; and

(ii) in the case of Warrants that are Transfer Restricted Securities, shall be accompanied by the following additional information and documents:

(A) a certificate from such Holder to the Warrant Agent and the Company in substantially the form of Exhibit B hereto certifying that:

(1) such securities are being delivered for registration in the name of such Holder without transfer;

(2) such securities are being transferred to the Company;

(3) such securities are being transferred pursuant to an effective registration statement under the Securities Act; or

(4) such securities are being transferred (w) to a “qualified institutional buyer”, as defined in Rule 144A, pursuant to such Rule 144A, (x) in an offshore transaction in accordance with Rule 904 under the Securities Act, (y) in a transaction meeting the requirements of Rule 144 or (z) pursuant to another available exemption from the registration requirements of the Securities Act; and

(B) provided, however, that in the case of any transfer described under clause (b)(ii)(A)(4) of this Section 2.5, such certificate will be accompanied by either (a) an opinion of counsel addressed to the Warrant Agent and the Company, and reasonably acceptable to the Company or (b) certification by the transferee as to its status as a “qualified institutional buyer,” as defined in Rule 144A, sufficient in either case of clause (a) or (b) to demonstrate that the transfer is exempt from the registration requirements of the Securities Act.

(c) (i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign Warrant Certificates as required pursuant to the provisions of this Section 2.5.

(ii) All Warrant Certificates issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrant Certificates surrendered upon such registration of transfer or exchange.

(iii) No service charge shall be made by the Company to any Holder for any registration of transfer or exchange upon surrender of any Warrant Certificate at the office of the Warrant Agent. The Company will pay all documentary stamp taxes attributable to the issuance of the Warrants and the Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant Certificates or any certificates for Warrant Shares in a name other than the Holder of such Warrant Certificate.

(iv) Upon any sale or transfer of Warrants pursuant to an effective registration statement under the Securities Act, in accordance with Rule 144, or pursuant to an opinion of counsel addressed to the Warrant Agent and the Company, and reasonably satisfactory to the Company that no legend is required, the Company shall permit the Holder thereof to exchange such Warrants for Warrants represented by Warrant Certificates that do not bear the legend set forth in Section 2.6(a) hereof and rescind any restriction on the transfer of such Warrants; provided, however, that the Warrant Certificate shall continue to bear a legend with respect to restrictions on the transfer of the Warrant Shares.

Notwithstanding anything to the contrary in the provisions of this Section 2.5, at all times prior to the Separation Date, (i) each Warrant shall constitute an integral part of the Units and shall bear the Unit Legend, (ii) the Holder of each Warrant shall also be the registered holder of the Security forming part of such Unit, and (iii) the owner of any beneficial interest in any Warrant, as reflected in the book-entry system maintained by the Depositary (or its agent), also shall be the owner of any beneficial interest in the Security forming part of such Unit. Accordingly and in furtherance of the foregoing, prior to the Separation Date no transfer or exchange shall be made with respect to the Holder of any Warrant, unless a simultaneous and equivalent transfer or exchange is made with respect to the registered holder of each Security forming an integral part of such Unit in accordance with the Indenture, and the certificates representing such Warrants and the certificates representing such Securities are incorporated into one or more Unit certificate(s) substantially in the form attached as Exhibit D hereto.

(d) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign Global Warrants and Certificated Warrants upon the Company’s order or at the Warrant Registrar’s request.

(e) Prior to due presentment for the registration of a transfer of any Warrant, the Warrant Agent and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

SECTION 2.6. Legends.

(a) Except for Warrant Certificates delivered pursuant to Section 2.5(b)(iv) hereof, each Warrant Certificate evidencing the Warrants (and all Warrant Certificates issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

“THE WARRANTS AND THE WARRANT SHARES (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, UNLESS PREVIOUSLY REGISTERED UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY; (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE); (C) TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (D) PURSUANT TO AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(b) Each certificate representing the Warrant Shares (unless such Warrant Shares are not Transfer Restricted Securities) shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

(c) At all times prior to the Separation Date, each Warrant shall bear a legend in substantially the following form (the “Unit Legend”):

THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE “UNITS”), EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF THE SENIOR SECURED DISCOUNT NOTES DUE 2019 (THE “NOTES”) OF THE COMPANY AND 23.4 WARRANTS (THE “WARRANTS”) TO PURCHASE ONE SHARE, PAR VALUE $0.01 PER SHARE, OF THE COMPANY.

PRIOR TO THE DATE WHICH IS 180 DAYS AFTER THE ISSUANCE OF THE UNITS, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE NOTES.

SECTION 2.7. Replacement Certificates. If a mutilated Warrant Certificate is surrendered by a Holder to the Warrant Agent or the Company or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall countersign, a replacement Warrant Certificate if the Warrant Agent’s requirements are met. If required by the Warrant Agent or the Company, such Holder shall furnish an indemnity bond (or, in the case of the Initial Holder, an unsecured indemnity) sufficient in the reasonable judgment of the Warrant Agent and the Company to protect the Company from any loss which it may suffer if a Warrant Certificate is replaced. The Company may charge the Holder for its reasonable expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate is an obligation of the Company.

SECTION 2.8. Cancellation.

(a) In the event the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates representing such Warrants shall thereupon be cancelled.

(b) The Warrant Agent shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised, Warrants which the Company has purchased or otherwise acquired or Warrants that have been delivered to the Warrant Agent for cancellation.

ARTICLE 3

INITIAL ISSUANCE AND EXERCISE TERMS

SECTION 3.1. Initial Issuance of Warrants. On the Closing Date, (i) contemporaneous with, and as a condition to, the Initial Holder effecting its applicable Exchange and Purchase and (ii) subject to receipt by the Company and the Warrant Agent of a Certificate from the Initial Holder, substantially in the form of Exhibit C hereto, the Company shall issue a Unit certificate substantially in the form of Exhibit D.

SECTION 3.2. Exercise Price. Each Warrant shall entitle the Holder thereof to purchase one share of Common Stock (as the same may be adjusted pursuant to Article 4) for a per share exercise price of $1.863 (as the same may be adjusted pursuant to Article 4, the “Exercise Price”).

SECTION 3.3. Exercise Period.

(a) Subject to the terms and conditions set forth herein, each Warrant shall be exercisable at any time or from time to time on or after the Closing Date.

(b) No Warrant shall be exercisable after 6:00 p.m., New York time, on the Expiration Date.

SECTION 3.4. Expiration. A Warrant shall terminate and become void as of the earlier of (a) 6:00 p.m., New York time, on the Expiration Date and (b) the time and date such Warrant is exercised. The Warrants shall terminate and become void after the Expiration Date.

SECTION 3.5. Manner of Exercise. Subject to Section 3.3 hereof, Warrants may be exercised upon (a) surrender to the Warrant Agent of the Warrant Certificate(s) representing such Warrants, together with the form of election to purchase Warrant Shares on the reverse thereof (an “Election Notice”) duly completed and executed by the Holder thereof and (b) payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrant is then exercised (each date on which such exercise occurs, an “Exercise Date”). Such payment of the Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose or (ii) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant Certificate presented in connection with a Cashless Exercise) of a Warrant or Warrants (represented by one or more relevant Warrant Certificates), and without the payment of the Exercise Price in cash, in exchange for the issuance of such number of shares of Common Stock equal to the product of (1) the number of shares of Common Stock for which such Warrant would otherwise be nominally exercisable immediately prior to such exercise if payment of the Exercise Price were being made in cash pursuant to clause (i) of this Section 3.5 and (2) the Cashless Exercise Ratio. An exercise of a Warrant in accordance with the immediately preceding sentence is herein called a

“Cashless Exercise”. All provisions of this Agreement shall be applicable with respect to an exercise of Warrants pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. The rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or in part from time to time during the period commencing on the Closing Date and ending at 6:00 p.m., New York time, on the Expiration Date and in the event that a Warrant Certificate is surrendered for exercise in respect of less than all the Warrants represented by such Warrant Certificate at any time prior to the Expiration Date a new Warrant Certificate exercisable for the remaining Warrants will be duly executed and promptly issued by the Company in accordance with this Agreement.

On or before the third (3rd) Trading Day following the date on which the Company has received an Election Notice, the Company shall (X) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder, sent by reputable overnight courier to the address as specified in the applicable Election Notice, a certificate, registered in the Company’s share register in the name of the Holder, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Election Notice and payment of the Exercise Price, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be).

SECTION 3.6. Issuance of Warrant Shares. Upon the surrender of Warrant Certificates and payment of the per share Exercise Price (either in cash or by Cashless Exercise), as set forth in Section 3.5 hereof, the Company shall within three Trading Days issue and cause the transfer agent for the Common Stock (“Transfer Agent”) to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise to the Person or Persons entitled to receive the same, together with cash as provided in Section 3.7 hereof in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price (either in cash or by Cashless Exercise).

SECTION 3.7. Fractional Warrant Shares. No fractional Warrant Shares shall be issued on exercise of Warrants. If more than one Warrant shall be exercised at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so exercised. If any fraction of a Warrant Share would, except for the provisions of this Section 3.7, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall notify the Holder exercising the Warrant in writing of the amount to be paid in lieu of the fraction of a Warrant Share and concurrently shall pay to such Holder an amount in cash equal to the Current Market Value for one Warrant Share on the date the Warrant is exercised, multiplied by such fraction, rounded up to the nearest whole cent.

SECTION 3.8. Reservation of Warrant Shares. The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants at all times until the Expiration Date, or the time at which all Warrants have been exercised or cancelled. All Warrant Shares that may be issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof. The Company will provide or otherwise make available to the Transfer Agent any cash which may be payable as provided in Section 3.6 hereof. The Company will furnish to the Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder.

SECTION 3.9. Listing on Securities Exchange; Registration of Common Stock. The Company will use commercially reasonable efforts to procure (and, within 270 days of Issuance Date, will so procure), at its sole cost and expense, the listing of all Warrant Shares (subject to issuance or notice of issuance) on all Trading Markets on which the Common Stock then listed and to maintain such listing of all Warrant Shares after issuance. The Company shall be required to promptly register any Common Stock issuable upon exercise of the Warrants pursuant to the Securities Act.

ARTICLE 4

ANTIDILUTION PROVISIONS

SECTION 4.1. Changes in Common Stock. In the event that, at any time or from time to time after the date of this Agreement, the Company shall (a) pay a dividend or make a distribution on its Common Stock exclusively in shares of its Common Stock, (b) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (d) issue or sell, or in accordance with the following paragraph is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Excluded Securities for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then, in the case of clause (d), immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price; and then, in the case of clauses (a), (b) or (c), in each case, the number of shares of Common Stock purchasable upon exercise of each Warrant (the “Exercise Rate”) and the Exercise Price in effect immediately prior to such action will be proportionately adjusted upon the happening of such event so that, after giving effect to such adjustment, the Holder of each Warrant shall be entitled to receive, upon payment of the same aggregate Exercise Price, the number of shares of Common Stock upon exercise that such Holder would have owned or have been entitled to receive had such Warrant been exercised immediately prior to the happening of any of the events described in clauses (a), (b) or (c) of this Section 4.1 (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor). An adjustment made pursuant to this Section 4.1 shall become effective at the opening of business on the day immediately following the record date fixed for determining the stockholders entitled to receive such dividend or distribution, in the case of a dividend or distribution in shares of Common Stock, and shall become effective at the opening of business on the day immediately following the effective date of such subdivision or combination.

For purposes of determining the adjusted Exercise Price under clause (d) of this Section 4.1, the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section, the “lowest price per share for which one share of Common Stock is issuable upon exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section, the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section, if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 4.1 shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the last closing trade price on the applicable Trading Market of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

SECTION 4.2. Dividends and Other Distributions. In the event that, at any time or from time to time after the date of this Agreement, the Company shall make or issue, or fix a record date for the determination of stockholders entitled to receive, a dividend or other distribution payable in securities (other than shares of Common Stock) or in cash or other property (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event, lawful and adequate provision shall be made so that, after giving effect to the making of such provision, the Holder of each Warrant, upon exercise of such Warrant, shall be entitled to receive, and such Warrant shall represent the right to receive, in addition to the number of Warrant Shares issuable thereunder, the kind and amount of securities, cash or other property to which such Holder would have been entitled if such Holder had exercised such Warrant immediately prior to the happening of such event (or, in the case of a dividend or other distribution in respect of which a record date is fixed, immediately prior to the record date therefor) and such Holder had, during the period from and including the effective date of such provision to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments provided for in this Article 4 during such period. A provision made pursuant to this Section 4.2 shall become effective at the opening of business on the day immediately following the happening of such event or, in the case of a dividend or other distribution in respect of which a record date is fixed, at the opening of business on the day immediately following such record date therefor. The foregoing provisions of this Section 4.2 shall similarly apply to successive dividends or other distributions.

SECTION 4.3. Combination. In case, at any time, the Company shall (i) merge or consolidate with or into any other Person (other than a merger or consolidation in which the stockholders of the Company as of immediately prior to the consummation of the merger or consolidation own, immediately after such merger or consolidation, a majority of the outstanding Capital Stock entitled to vote under ordinary circumstances in the election of members of the Board of the surviving entity), (ii) sell all or substantially all of the Company’s assets, (iii) complete any tender offer or exchange offer (whether by the Company or another Person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares of Common Stock for other securities, cash or other property or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or other property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 4.1 hereof) and, in each case the previously outstanding Common Stock shall be converted or changed into or exchanged for different securities, interests, or other property or assets (including cash), or any combination of the foregoing (each such transaction being herein called a “Combination”), then, as a condition to the consummation of such Combination, lawful and adequate provision shall be made so that each Holder of a Warrant, upon the exercise of such Warrant at any time at or after the consummation of such Combination, shall be entitled to receive, and such Warrant shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon such exercise prior to such consummation, the securities, cash or other property to which such Holder would have been entitled upon consummation of the Combination if such Holder had exercised such Warrant immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Article 4 and assuming such Holder failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of non-electing shares). The foregoing provisions of this Section 4.3 shall similarly apply to successive Combinations.

SECTION 4.4. Current Market Value. For purposes of any computation under Sections 3.5 and 3.7 hereof or this Article 4, the Current Market Value per share of Common Stock (the “Current Market Value”) at any date shall be (a) for purposes of Sections 3.5 and 3.7 hereof, the closing price of the Common Stock on the Trading Day immediately preceding the date of exercise of the applicable Warrant pursuant to Section 3 and (b) for purposes of this Article 4, the arithmetic average of the daily closing prices of such Common Stock for the shorter of (i) the twenty (20) consecutive Trading Days ending on the last full Trading Day prior to the Time of Determination (as defined below) and (ii) the consecutive Trading Days commencing on the date next succeeding the first public announcement of the event giving rise to the adjustment required by this Article 4 and ending on the Trading Day immediately prior to the Time of Determination. The term “Time of Determination” as used herein shall be the earlier to occur of (A) the date as of which the Current Market Value is to be computed and (B) if applicable, the date of commencement of “ex-dividend” trading in the Common Stock relating to the event giving rise to the adjustment required by this Article 4. The “closing price” of the Common Stock for any Trading Day shall be the last reported sale price, regular way, of the Common Stock on such Trading Day or, in case no such reported sale takes place on such Trading Day, the arithmetic average of the closing bid and closing asked prices of the Common Stock for such Trading Day, in each case on the principal Trading Market on which the Common Stock is then listed or included. Notwithstanding the foregoing, in the event that the Common Stock is not then listed or included on a Trading Market or if, for any other reason, the Current Market Value per share cannot be determined pursuant to the foregoing provisions of this Section 4.4, the Current Market Value per share of Common Stock shall be the Fair Market Value thereof and shall be determined in good faith by the Board, with the unanimous approval of the independent directors of the Board, not later than five (5) Trading Days following the Time of Determination. The Company shall, promptly after such determination by the Board, deliver to each Holder written notice of the Current Market Value per share of Common Stock, as so determined by the Board, together with a resolution of the Board evidencing such determination.

SECTION 4.5. Certain Actions.

(a) The Company shall not, directly or indirectly, by any action, including, without limitation, reincorporation in a jurisdiction other than Delaware, amending its certificate of incorporation or through any consolidation, merger, reorganization, reclassification, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders against dilution or other impairment. Without limiting the generality of the foregoing, the Company shall (i) take, at its sole cost and expense, all such action as may be necessary or appropriate in order that the Company may validly and legally issue Common Stock on the exercise of the Warrants from time to time outstanding and (ii) not take any action which results in any adjustment of the number of Warrant Shares if the total number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company’s certificate of incorporation and available for the purposes of issuance upon such exercise.

(b) The Company shall not, directly or indirectly, (i) make any adjustment pursuant to this Article 4 to the extent that it would result in reducing the Exercise Price below the then par value of the Common Stock or (ii) increase the par value of the Common Stock above its current $0.01 per share.

SECTION 4.6. Notice of Adjustment.

Upon any adjustment of the Exercise Price pursuant to this Article 4, the Company shall promptly deliver to each Holder a certificate signed by an Officer of the Company setting forth, in reasonable detail, the event requiring such adjustment and the method by which such adjustment was calculated (including, if applicable, a description of the basis on which the Board determined the Fair Market Value of any evidences of indebtedness, securities or other property or assets, and attaching a Board resolution evidencing such determination), and specifying the number of shares of Common Stock purchasable upon exercise of Warrants after giving effect to such adjustment.

SECTION 4.7. Common Stock. For purposes of this Article 4, the term “Common Stock” includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to Section 4.9 hereof, shares issuable upon exercise of the Warrants shall include only shares of the class designated as Common Stock on the date of this Agreement or shares of any other class or classes resulting from any reclassification or change of such Common Stock and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable upon exercise of the Warrants shall be substantially in the proportion which the total number of shares of such class resulting from such reclassification or change bears to the total number of shares of all such classes resulting from such reclassifications or changes.

SECTION 4.8. Notice of Certain Transactions. In the event that the Company shall propose to (a) pay any dividend or make any other distribution on the Common Stock, whether in cash, Common Stock, other Capital Stock or securities, including, without limitation, rights, options, warrants or convertible or exchangeable securities, evidences of indebtedness or other property or assets, or (b) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall deliver written notice thereof to each Holder, at least ten (10) Trading Days prior to the applicable record date hereinafter specified, or, in the case of events for which there is no record date, at least ten (10) Trading Days prior to the effective date of such event. Any written notice provided pursuant to this Section 4.8 shall state (i) the date as of which the holders of record of the Common Stock are entitled to receive any such Common Stock, other Capital Stock or securities, rights, options, warrants or convertible or exchangeable securities, evidences of indebtedness or other property or assets or (ii) the date on which any such dissolution, liquidation or winding-up is expected to become effective or consummated, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such dissolution, liquidation or winding-up. The failure to give the notice required by this Section 4.8 or any defect therein shall not affect the legality or validity of any dividend, distribution, issuance, right, option, warrant, security, dissolution, liquidation or winding-up, or the vote upon any action.

SECTION 4.9. Adjustment to Warrant Certificate.

The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article 4, and Warrant Certificates issued after such adjustment may state the same number of shares of Common Stock as are stated in any Warrant Certificates issued prior to the adjustment. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not otherwise affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

SECTION 4.10. Adjustments or Issuances Deferred/Adjustments Not Required.

(a) All calculations under this Article 4 shall be made to the nearest 1/1,000th of one cent or to the nearest 1/1,000th of one share, as the case may be.

(b) In any case in which this Article 4 shall require an adjustment in the Exercise Rate or the making of a provision effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other equity of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other equity of the Company, if any, issuable upon such exercise on the basis of the Exercise Rate and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 3.7 hereof; provided, however, that the Company shall deliver to such Holder, upon request, a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional Warrant Shares, other equity and cash upon the occurrence of the event requiring such adjustment.

(c) Notwithstanding anything to the contrary contained in this Article 4, no adjustment in the Exercise Rate and the Exercise Price shall be required under clause (a) of Section 4.1 hereof if the Company issues or distributes to each Holder, at or before the time such issuance or distribution is made to the stockholders of the Company, the Common Stock referred to therein which would have been distributed to such Holders had the Warrants held by such Holder been exercised immediately prior to happening of such event or the record date with respect thereto, as applicable.

ARTICLE 5

MISCELLANEOUS

SECTION 5.1. Persons Benefiting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company and the Warrant Agent any legal or equitable right, remedy or claim under or by reason of this Agreement or any part hereof, and this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent.

SECTION 5.2. Rights of Holders. Except as otherwise specifically required herein, holders of unexercised Warrants are not entitled to (a) receive dividends or other distributions from the Company, (b) receive notice of or vote at any meeting of the stockholders of the Company, (c) consent to any action of the stockholders of the Company, (d) receive notice of any other proceedings of the Company or (e) exercise any other rights as stockholders of the Company.

SECTION 5.3. Amendment. This Agreement may be amended by the Company and the Warrant Agent without the consent of any Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, however, that such action shall not affect adversely the rights of any Holder, as reasonably determined by the Company. Any amendment or supplement to this Agreement (including any Exhibit hereto) that has or would have an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of then outstanding Warrants issued pursuant to this Agreement. The consent of each Holder affected shall be required for any amendment pursuant to which (i) the Exercise Price would be increased or the Exercise Rate would be decreased (other than pursuant to adjustments provided herein), (ii) the definition of “Expiration Date” would be modified or (iii) this Section 5.3 would be modified. In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or any of its Affiliates shall be disregarded and deemed not to be outstanding.

SECTION 5.4. Notices. All notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be given in writing and either personally delivered to the party to whom it is given or delivered by an established delivery service by which receipts are given or mailed by registered or certified mail, postage prepaid, or sent by facsimile or electronic mail with a copy sent on the following Trading Day by one of the other methods of giving notice described herein, addressed to the party at its address listed below:

(a)	If to the Company:

Savient Pharmaceuticals, Inc.

One Tower Center, 14th Floor

East Brunswick, New Jersey 08816

Attention: General Counsel

Facsimile: 732-565-4855

E-mail: pyachmetz@savient.com

(b)	If to the Warrant Agent:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Attention: Specialized Finance, 2nd Floor

Phone: (651) 495-3520

Email: Lori.Buckles@usbank.com

with a copy to:

U.S. Bank National Association

21 South Street, 3rd Floor

Morristown, New Jersey 07960

Attention: Rick Barnes

Facsimile: (973) 682-4540

Email: Rick.Barnes@usbank.com

The Company and the Warrant Agent, by written notice to the other, may designate additional or different addresses for subsequent notices or communications.

SECTION 5.5. GOVERNING LAW. THIS AGREEMENT AND THE WARRANT CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

SECTION 5.6. JURISDICTION; WAIVER OF TRIAL BY JURY. IN CONNECTION WITH THE ADJUDICATION OF ANY DISPUTES RELATING TO THIS AGREEMENT OR THE WARRANTS, EACH PARTY HEREBY IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT EACH PARTY SUBMITS TO THE JURISDICTION OF ANY OTHER COURT IN WHICH A CLAIM RELATING TO THIS AGREEMENT OR THE WARRANTS IS BROUGHT BY ANY THIRD PARTY AGAINST THE OTHER PARTY; (B) WAIVES, AND AGREES NOT TO ASSERT, (1) ANY CLAIM THAT IT IS NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT OR THAT SUCH PROCEEDING HAS BEEN COMMENCED IN AN IMPROPER OR INCONVENIENT FORUM AND (2) ANY RIGHT IT MAY HAVE TO TRIAL BY JURY; AND (C) AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S ADDRESS AS PROVIDED HEREIN SHALL BE EFFECTIVE FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER FOR WHICH IT HAS SUBMITTED TO JURISDICTION HEREBY. A JUDGMENT IN ANY SUCH PROCEEDING MAY BE ENFORCED IN ANY OTHER COURTS TO WHOSE JURISDICTION THE APPLICABLE PARTY MAY BE SUBJECT. EACH PARTY (X) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER OF A RIGHT TO A JURY TRIAL AND (Y) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS AND CERTIFICATIONS IN THIS SECTION.

SECTION 5.7. Successors. All representations, warranties, covenants and agreements contained in this Agreement and the Warrant Certificate by or for the benefit of the Company and the Holders shall inure to the benefit of, and shall bind, their respective successors and assigns.

SECTION 5.8. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 5.9. Table of Contents. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 5.10. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

SECTION 5.11. Remedies. The rights and remedies provided herein shall be cumulative and not exclusive of any other rights or remedies available. The Company and the Warrant Agent acknowledge and agree that the remedy at law for any breach or threatened breach by the other party in the performance or compliance with any of the terms of this Agreement or the Warrants is not and would not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for specific performance, injunctive relief or other equitable remedies or by an injunction against violation of any such terms or otherwise and each of the Company and the Warrant Agent agrees not to allege, and hereby waives the defense, that an adequate remedy exists at law.

SECTION 5.12. Warrant Agent. U.S. Bank National Association, as Warrant Agent, shall enjoy all the same rights, protections, immunities and indemnities granted to it as Trustee under the Indenture as though set forth in full herein (with any references to the Trustee therein being deemed to refer to the Warrant Agent). All of such rights, protections, immunities and indemnities shall survive resignation or removal of the Warrant Agent and termination of this Agreement. The Warrant Agent will be compensated pursuant to a fee agreement with the Company.

SECTION 5.13. Warrant Agent Disclaimer. The Warrant Agent makes no representation as to the validity or adequacy of this Warrant Agreement or the Warrants; the Warrant Agent shall not be accountable for the Company’s use of the proceeds from the Warrants; and the Warrant Agent shall not be responsible for any statement in the Warrants, or for any calculations required hereunder or for the content of any notices prepared by the Company.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

SAVIENT PHARMACEUTICALS, INC.

By:	/s/ Philip K. Yachmetz
Name: Philip K. Yachmetz
Title: Senior Vice President, General Counsel & Secretary

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Rick Barnes
Name: Rick Barnes
Title: Vice President

Schedule I

Initial Holders

Aristeia Master, L.P.

UBS, AG

Old Westbury Funds, Inc

Visium Asset Management, LP

UBS O’Connor

Highbridge International, LLC

Palo Alto Investors, LLC

The Wolverine Convertible Arbitrage Fund Trading LTD

EXHIBIT A

TO WARRANT AGREEMENT

[FORM WARRANT CERTIFICATE]

[Face]

Unit Legend. Each Warrant issued prior to the Separation Date shall bear the following legend on the face thereof:

THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE “UNITS”), EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF THE SENIOR SECURED DISCOUNT NOTES DUE 2019 (THE “NOTES”) OF THE COMPANY AND 23.4 WARRANTS (THE “WARRANTS”) TO PURCHASE ONE SHARE, PAR VALUE $0.01 PER SHARE, OF THE COMPANY.

PRIOR TO THE DATE WHICH IS 180 DAYS AFTER THE ISSUANCE OF THE UNITS, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE NOTES.

Private Placement Legend. Each Warrant issued pursuant to an exemption from the registration requirements of the Securities Act shall bear the following legend on the face thereof:

THE WARRANTS AND THE WARRANT SHARES (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, UNLESS PREVIOUSLY REGISTERED UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY; (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE); (C) TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (D) PURSUANT TO AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Global Warrant Legend. Each Global Warrant shall bear the following legend (the “Global Warrant Legend”):

THIS WARRANT IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS WARRANT IS NOT EXCHANGEABLE FOR WARRANTS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT, AND NO TRANSFER OF THIS WARRANT (OTHER THAN A TRANSFER OF THIS WARRANT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO SAVIENT PHARMACEUTICALS, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF DTC, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO DTC OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, DTC, HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

4,000,019 WARRANTS TO PURCHASE COMMON STOCK OF

SAVIENT PHARMACEUTICALS, INC.

THIS CERTIFIES THAT CEDE & CO., or its registered assigns, is the registered holder of the number of Warrants set forth above (the “Warrants”). Each Warrant entitles the holder thereof (the “Holder”), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from SAVIENT PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), one share of Common Stock, $0.01 par value per share, of the Company (the “Common Stock”) at the exercise price of $1.863 (the “Exercise Price”) or by Cashless Exercise, as referred to below.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of May 9, 2012, between the Company and the Warrant Agent thereunder (the “Warrant Agreement”), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company at Savient Pharmaceuticals, Inc, One Tower Center, 14th Floor, East Brunswick, New Jersey 08816, Attention: General Counsel.

Subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement, each Warrant represented hereby shall be exercisable at any time or from time to time on or after the Closing Date but prior to the Expiration Date. This Warrant Certificate shall terminate and become void as of the earlier of 6:00 p.m., New York time, on the Expiration Date or upon the exercise hereof as to all Warrants represented thereby. The number of Warrant Shares and the kind of securities, cash and other property purchasable upon exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

THIS WARRANT CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

IN WITNESS WHEREOF, Savient Pharmaceuticals, Inc. has caused this Warrant Certificate to be executed by its duly authorized officer as of the date first written above.

Dated: May 9, 2012

SAVIENT PHARMACEUTICALS, INC.

By:
Name:
Title:

Countersigned:

U.S. Bank National Association, as Warrant Agent

By:
Name:
Title:

FORM OF REVERSE OF WARRANT CERTIFICATE

[Reverse]

Subject to the terms of this Warrant Certificate and the Warrant Agreement, the Warrants represented by this Warrant Certificate may be exercised in whole or in part upon (a) surrender to the Warrant Agent of this Warrant Certificate, together with the form of election to purchase Warrant Shares below duly completed and executed by the Holder hereof and (b) payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which the Warrants are exercised. Such payment of the Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose or (ii) by Cashless Exercise by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by this Warrant Certificate presented in connection with a Cashless Exercise) of the Warrants represented by this Warrant Certificates, and without the payment of the Exercise Price in cash, in exchange for the issuance of such number of shares of Common Stock equal to the product of (1) the number of shares of Common Stock for which the Warrants would otherwise be nominally exercisable immediately prior to such exercise if payment of the Exercise Price were being made in cash pursuant to clause (i) above and (2) the Cashless Exercise Ratio (as defined in the Warrant Agreement). All Warrant Shares issued upon exercise of Warrants will be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

The Warrants represented by this Warrant Certificate shall be exercisable at the election of the Holders hereof either in full at any time or in part from time to time during the period commencing on the Closing Date and ending at 6:00 p.m., New York time, on the Expiration Date and in the event that this Warrant Certificate is surrendered for exercise in respect of less than all the Warrants represented hereby at any time prior to the Expiration Date a new Warrant Certificate exercisable for the remaining Warrants will be duly executed and promptly issued by the Company in accordance with the Warrant Agreement.

No fractional Warrant Shares shall be issued on exercise of Warrants. If more than one Warrant shall be exercised at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so exercised. If any fraction of a Warrant Share would, except for the provisions of Section 3.7 of the Warrant Agreement be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall notify the Holder exercising the Warrant in writing of the amount to be paid in lieu of the fraction of a Warrant Share and concurrently shall pay to such Holder an amount in cash equal to the Current Market Value for one Warrant Share on the date the Warrant is exercised, multiplied by such fraction, rounded up to the nearest whole cent.

When Warrants are presented to the Warrant Agent with a request to register the transfer of such Warrants or to exchange such Warrants for an equal number of Warrants of other authorized denominations, the Warrant Agent will register the transfer or make the exchange in the manner and subject to the limitations set forth in the Warrant Agreement.

No service charge will be made by the Company to any Holder for any registration of transfer or exchange upon surrender of this Warrant Certificate at the office of the Warrant Agent. The Company will pay all documentary stamp taxes attributable to the issuance of the Warrants and the Warrant Shares upon the exercise of Warrants; provided, however, that the Company will not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant Certificates or any certificates for Warrant Shares in a name other than the Holder of such Warrant Certificate.

Except as otherwise specifically required in the Warrant Agreement, Holders of unexercised Warrants are not entitled to (a) receive dividends or other distributions from the Company, (b) receive notice of or vote at any meeting of the stockholders of the Company, (c) consent to any action of the stockholders of the Company, (d) receive notice of any other proceedings of the Company or (e) exercise any other rights as stockholders of the Company. All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

The holder in whose name this Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

FORM OF ELECTION TO PURCHASE WARRANT SHARES

(to be executed only upon exercise of Warrants)

SAVIENT PHARMACEUTICALS, INC.

The undersigned hereby irrevocably elects to exercise              Warrants to purchase Warrant Shares, on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to and herewith (choose one by marking “X” in the space provided):

☐	Tenders payment of the aggregate Exercise Price for such Warrant Shares to the order of SAVIENT PHARMACEUTICALS, INC. in the amount $ in accordance with the terms of the Warrant Agreement.

☐	Directs that such exercise be a Cashless Exercise in accordance with the terms of the Warrant Agreement.

The undersigned directs that the Warrant Shares and the other securities, if any, deliverable upon the exercise of such Warrants be registered in the name and at the address specified below and delivered thereto.

Date: , 20

(Signature of Holder)

(Street Address)

(City) (State) (Zip Code)

(Social Security or Tax Identification No.)

Signature(s) guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

Warrant Shares and any other securities, cash and other property, and/or payment in lieu of fractional Warrant Shares to be issued and delivered to:

(Name)

(Street Address)

(City) (State) (Zip Code)

(Social Security or Tax Identification No.)

A Warrant Certificate representing any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

(Name)

(Street Address)

(City) (State) (Zip Code)

(Social Security or Tax Identification No.)

EXHIBIT B

TO WARRANT AGREEMENT

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF WARRANTS

Re:	Warrants to Purchase Common Stock (the “Warrants”) of SAVIENT

PHARMACEUTICALS, INC. (the “Company”)

This Certificate relates to              Warrants held in definitive form by              (the “Transferor”).

The Transferor has requested the Company to exchange or register the transfer of a Warrant or Warrants. In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and that the transfer of this Warrant does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because1:

☐	Such Warrant is being acquired for the Transferor’s own account without transfer.

☐	Such Warrant is being transferred to the Company.

☐	Such Warrant is being transferred in a transaction meeting the requirements of Rule 144 under the Securities Act.

☐	Such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in reliance on Rule 144A.

☐	Such Warrant is being transferred pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act.

☐	Such warrant is being transferred pursuant to another available exemption from the registration requirements under the Securities Act.

The Company is entitled to rely upon this Certificate.

[INSERT NAME OF TRANSFEROR]

By:

Date:

[1]	Please check applicable box.

B-1

EXHIBIT C

TO

WARRANT AGREEMENT

FORM OF CERTIFICATION

The undersigned (including any other persons or entities listed on Schedule I hereto, the “Holder”) hereby acknowledges receipt of the Warrants as set forth in Schedule I having an exercise price per share (subject to adjustment) of $1.863 to acquire shares of Common Stock of SAVIENT PHARMACEUTICALS, INC., on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement therein referred (the “Warrant”).

Each Holder, severally and not jointly, represents and warrants to U.S. Bank NATIONAL ASSOCIATION (the “Warrant Agent”) and to SAVIENT PHARMACEUTICALS, INC. (the “Company”) as of the date hereof as follows:

(a) Such Holder is acquiring the Warrants and (if and when it exercises the Warrants) will acquire the Warrant Shares for its own account, for investment purposes only and not with a view to any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Such Holder has received such information as it deems necessary in order to make an investment decision with respect to the Warrants and has had the opportunity to ask questions of and receive answers from the Company and its officers and directors and to obtain such additional information which the Company possesses or could acquire without unreasonable effort or expense as such Holder deems necessary to verify the accuracy of the information furnished to such Holder and has asked questions, received such answers and obtained such information as it deems necessary to verify the such accuracy of the information furnished to such Holder.

(c) Such Holder is an “accredited investor” within the meaning of Rule 501 of the Securities Act.

(d) Such Holder understands that the Warrants have not been and will not be registered under the Securities Act or any state or other securities law, that the Warrants are being issued by the Company in transactions exempt from the registration requirements of the Securities Act and that the Warrants may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration under the Securities Act is available.

(e) Such Holder further understands that the exemption from registration afforded by Rule 144 of the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 of the Securities Act may afford the basis for sales only in limited amounts.

(f) Such Holder did not employ any broker or finder in connection with the transaction contemplated the Warrant Agreement and no fees or commissions are payable to the Holders except as otherwise provided for in the Warrant Agreement.

[HOLDER]

By:
Name:
Title:

DATED:

Schedule I

Warrants Received

Initial Purchaser	Number of Warrants

EXHIBIT D

TO

WARRANT AGREEMENT

FORM OF UNIT CERTIFICATE

[INSERT ORIGINAL ISSUE DISCOUNT LEGEND AND, AS REQUIRED, PRIVATE

PLACEMENT LEGEND AND GLOBAL SECURITY LEGEND AND UNIT LEGEND]

SAVIENT PHARMACEUTICALS, INC.

170,941 UNITS

Certificate No. 1	CUSIP No. 80517Q142
ISIN No. US80517Q1426

This Certificate Issued by Savient Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in the name of DTC, or its registered assigns, represents 170,941 units (the “Units”), consisting of (i) $170,941,000 aggregate principal amount of the Company’s Senior Secured Discount Notes (the “Notes”) attached hereto as Schedule I issued pursuant to that certain Indenture, dated May 9, 2012 (the “Indenture”), by and among the Company, the other Guarantors party thereto and U.S. Bank National Association, as collateral agent, and (ii) an aggregate of 4,000,019 of the Company’s warrants (the “Warrants”) attached hereto as Schedule II to purchase common stock, $0.01 par value per share, of the Company (the “Common Shares”) issued pursuant to each Warrant Agreement, dated May 9, 2012 (the “Warrant Agreement”), by and between the Company and U.S. Bank National Association, as the warrant agent (the “Warrant Agent”). Each Unit represents (i) $1,000 aggregate principal amount of the Notes and (ii) 23.4 warrants to purchase one Common Share, and entitles the holder of the Unit to (X) the rights and benefits of the Notes set forth in the Indenture, including, but not limited to any interest payments due thereon, and (Y) the rights, benefits and obligations of the Warrants set forth in the Warrant Agreement.

Each transfer of a Unit shall result in a transfer of the Notes and Warrants which such Unit represents and all such transfers shall be made in accordance with Article II of the Indenture with respect to the Notes and Article II of the Warrant Agreement with respect to the Warrants.

THIS UNIT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

D-1

Dated: May 9, 2012

SAVIENT PHARMACEUTICALS, INC.

By:
Name:
Title:

Countersigned:

U.S. Bank National Association, as Trustee

By:
Name:
Title:

U.S. Bank National Association, as Warrant Agent

By:
Name:
Title:

D-2